UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of the earliest event reported) April 15, 2008

Assisted Living Concepts, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-13498 (Commission File Number)	93-1148702 (IRS Employer Identification No.)
W140 N8981 Lilly Road, Menomonee Falls, WI 53051
(Address of Principal Executive Offices) (Zip Code)
262-257-8888
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Modifications to Employment Agreements with Executive Officers
On April 15, 2008, Assisted Living Concepts, Inc. (the “Company”) entered into new employment agreements with the executive officers of the Company: Laurie A. Bebo, President and Chief Executive Officer; John Buono, Senior Vice President, Chief Financial Officer and Treasurer; Eric B. Fonstad, Senior Vice President, General Counsel and Corporate Secretary; and Walter A. Levonowich, Vice President and Controller. The agreements were entered into at the direction of the Compensation/Nomination/Governance Committee (the “Committee”) of the board of directors of the Company. On March 29, 2008, the Committee authorized the payment of discretionary bonuses to the executive officers of the Company conditioned upon the agreement of the executive officers to modifications to the terms of their employment agreements. In general, the modifications: (i) expand the “good cause” provision for employee termination to include “fraud, dishonesty and misconduct affecting job performance,” “willful violation of any material company policy,” and breach of, negligence with respect to, or the failure or refusal by the executive officer to perform and discharge his or her duties, responsibilities or obligations under the agreement or as defined by the Company as reasonably determined by the board of directors in its discretion, where such breach, neglect, failure or refusal is not corrected within 30 days following written notice to the executive officer as reasonably determined by the board of directors in its discretion; (ii) change the basis under which an executive officer would have “good reason” to terminate the agreement to be either if the corporate office moves more than 50 miles or if the executive officer’s base salary is reduced by 5% or more, in either instance, if the executive officer notifies the Company in writing within 30 days of the change that he or she objects to the change and the Company does not rescind the change within 30 days of receiving the executive officer’s notice; and (iii) change the termination benefits that would be paid so that they would be paid to the executive officer on a salary continuance basis for 12 months (24 months in the case of the Chief Executive Officer) instead of a lump sum payout and so that one year’s base salary (two years’ base salary in the case of the Chief Executive Officer) and 150% (300% in the case of the Chief Executive Officer) of maximum cash bonus would be paid along with other benefits the executive officer would have received in the year (car allowance, deferred compensation, executive retirement plan, etc.)(two years in the case of the Chief Executive Officer) following termination of employment. Additionally, COBRA payments for insurance would be reimbursed to the executive officer for one year (the equivalent of two years in the case of the Chief Executive Officer) unless he or she is able to enroll in a separate group health plan under new employment.
The foregoing description of the modifications to the employment agreements is qualified in its entirety by reference to the text of the employment agreements, which are included as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

10.1	Employment Agreement – Laurie A. Bebo

10.2	Employment Agreement – John Buono

10.3	Employment Agreement – Eric B. Fonstad

10.4	Employment Agreement – Walter A. Levonowich

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 21, 2008
ASSISTED LIVING CONCEPTS, INC.
	By:	/s/ John Buono
John Buono, Senior Vice President,
Chief Financial Officer & Treasurer